As filed with the Securities and Exchange Commission on June 28, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

iPARTY CORP.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation of organization)	76-0547750 (I.R.S. Employer Identification No.)

270 Bridge Street, Suite 301 Dedham, Massachusetts 02026 (Address of Principal Executive Offices)

iParty Corp.
2009 Stock Incentive Plan
(Full title of the plan)

Sal Perisano
Chairman of the Board and Chief Executive Officer
iParty Corp.
270 Bridge Street, Suite 301
Dedham, Massachusetts 02026
(Name and address of agent for service)

(781) 329-3952
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock, par value $.001 per share	409,426 4,590,574	$0.30(a) $0.28(b)	$122,827.80 (a) $1,285,360.72 (b)	$8.76 $91.65 $100.41

(1)	Includes Series G Junior Preferred Stock Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).
(2)
This Registration Statement covers shares of Common Stock of iParty Corp. (“Common Stock”) which may be offered or sold pursuant to the iParty Corp. 2009 Stock Incentive Plan.  This Registration Statement shall also cover any additional shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416(c) under the Securities Act of 1933.

(3)
Pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for the purpose of calculating the amount of the  proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based on (a) the option  exercise  price of $0.30 per  share for the 409,426 shares issuable upon exercise of currently  outstanding  options under the 2009  Stock  Incentive Plan and (b) the average of the high and low sales prices per share of iParty Corp. Common Stock on June 23, 2010, as reported on the NYSE Amex with respect to the other 4,590,574 shares of Common Stock issuable under 2009 Stock Incentive Plan registered herein.

(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .00007130.

INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 5,000,000 shares of our Common Stock issuable pursuant to the provisions of our 2009 Stock Incentive Plan (the “Plan”). The earlier registration statement that we filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2009 (File No. 333-159839) relating to the Plan is incorporated by reference into this Registration Statement. This incorporation is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a registration statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the SEC, are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2009, filed with the SEC on March 23, 2010;
(b)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(c)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-15611) filed with the SEC on January 11, 2000  (including any amendment or report filed for the purpose of updating such description); and

(d)
The description of the Registrant’s Series G junior preferred stock purchase rights contained in its Registration Statement on Form 8-A (File No. 001-15611) filed with the SEC on November 16, 2001 (including any amendment or report filed for the purpose of updating such description).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for copies should be addressed to:

iParty Corp.
270 Bridge Street, Suite 301
Dedham, Massachusetts 02026
Attention: Investor Relations
Telephone: (781) 329-3952

Item 8.  Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Exhibit

3.1(i)
Restated Certificate of Incorporation of WSI Acquisition Corp. and Certificate of Merger by iParty Corp. into WSI Acquisition Corp. (incorporated herein by reference to the Registrant’s Registration Statement on Form 10-SB (Registration No. 0-25507) as filed with the SEC on March 8, 1999).

3.1(ii)
Certificate of Designation of Series A Preferred Stock of WSI Acquisitions, Corp. (incorporated herein by reference to the Registrant’s Registration Statement on Form 10-SB (Registration No. 0-25507), as filed with the SEC on March 8, 1999)

3.1(iii)
Certificate of Designation of Series B Preferred Stock of iParty Corp. (incorporated herein by reference to Amendment No. 2 to Registrant’s Registration Statement on Form 10-SB (Registration No. 0-25507), as filed with the SEC on October 19, 1999)

3.1(iv)
Certificate of Designation of Series C Preferred Stock of iParty Corp. (incorporated herein by reference to Amendment No. 2 to Registrant’s Registration Statement on Form 10-SB (Registration No. 0-25507), as filed with the SEC on October 19, 1999)

3.1(v)
Certificate of Designation of Series D Preferred Stock of iParty Corp. (incorporated herein by reference to Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the SEC on April 14, 2000)

3.1(vi)	Certificate of Designation of Series E Preferred Stock of iParty Corp. (incorporated herein by reference to Registrant’s Current Report on Form 8-K, as filed with the SEC on August 30, 2000)
3.1(vii)
Certificate of Correction to Certificate of Designation of Series E Preferred Stock of iParty Corp. (incorporated herein by reference to Registrant’s Annual Report on Form 10-KSB for the year ended December 28, 2002, as filed with the SEC on March 28, 2003)

3.1(viii)	Certificate of Designation of Series F Preferred Stock of iParty Corp. (incorporated herein by reference to Registrant’s Current Report on Form 8-K, as filed with the SEC on September 15, 2000)
3.1(ix)
Certificate of Designation of Series G Junior Preferred Stock of iParty Corp. (incorporated herein by reference from Registrant’s Current Report on Form 8-K, as filed with the SEC on November 16, 2001)

3.2(i)	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1(ii) to the Registrant’s Current Report on Form 8-K, as filed with the SEC on December 10, 2007).
4.1
Rights Agreement between iParty Corp. and Continental Stock Transfer & Trust, as Rights Agent (incorporated herein by reference to Registrant’s Current Report on Form 8-K, as filed with the SEC on November 16, 2001)

4.2
Amendment to Rights Agreement between iParty Corp. and Continental Stock Transfer & Trust, as Rights Agent, dated September 15, 2006 (incorporated herein by reference to Registrant’s Current Report on Form 8-K, as filed with the SEC on September 18, 2006)

*5.1	Opinion of Posternak Blankstein & Lund LLP
10.1	iParty Corp. 2009 Stock Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, as filed with the SEC on April 24, 2009)
*23.1	Consent of Ernst & Young LLP
*23.2	Consent of Posternak Blankstein & Lund LLP (included within Exhibit 5.1)
24.1	Power of Attorney (included with signature pages)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Dedham, Commonwealth of Massachusetts on June 28, 2010.

iPARTY CORP.

By:	/s/ Sal Perisano
Name: Sal Perisano
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Each person, in so signing, also hereby makes, constitutes and appoints Sal Perisano and David Robertson, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with this Registration Statement on Form S-8, including without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Sal Perisano	Chief Executive Officer and Chairman of the Board (principal executive officer)	June 28, 2010
Sal Perisano

/s/ David Robertson	Chief Financial Officer (principal financial officer and principal accounting officer)	June 28, 2010
David Robertson

/s/ Daniel DeWolf	Director	June 28, 2010
Daniel DeWolf

/s/ Frank Haydu	Director	June 28, 2010
Frank Haydu

/s/ Eric Schindler	Director	June 28, 2010
Eric Schindler

/s/ Joseph Vassalluzzo	Director	June 28, 2010
Joseph Vassalluzzo

iPARTY CORP.
INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1(i)
Restated Certificate of Incorporation of WSI Acquisition Corp. and Certificate of Merger by iParty Corp. into WSI Acquisition Corp. (incorporated herein by reference to the Registrant’s Registration Statement on Form 10-SB (Registration No. 0-25507) as filed with the SEC on March 8, 1999).

3.1(ii)
Certificate of Designation of Series A Preferred Stock of WSI Acquisitions, Corp. (incorporated herein by reference to the Registrant’s Registration Statement on Form 10-SB (Registration No. 0-25507), as filed with the SEC on March 8, 1999)

3.1(iii)
Certificate of Designation of Series B Preferred Stock of iParty Corp. (incorporated herein by reference to Amendment No. 2 to Registrant’s Registration Statement on Form 10-SB (Registration No. 0-25507), as filed with the SEC on October 19, 1999)

3.1(iv)
Certificate of Designation of Series C Preferred Stock of iParty Corp. (incorporated herein by reference to Amendment No. 2 to Registrant’s Registration Statement on Form 10-SB (Registration No. 0-25507), as filed with the SEC on October 19, 1999)

3.1(v)
Certificate of Designation of Series D Preferred Stock of iParty Corp. (incorporated herein by reference to Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the SEC on April 14, 2000)

3.1(vi)	Certificate of Designation of Series E Preferred Stock of iParty Corp. (incorporated herein by reference to Registrant’s Current Report on Form 8-K, as filed with the SEC on August 30, 2000)
3.1(vii)
Certificate of Correction to Certificate of Designation of Series E Preferred Stock of iParty Corp. (incorporated herein by reference to Registrant’s Annual Report on Form 10-KSB for the year ended December 28, 2002, as filed with the SEC on March 28, 2003)

3.1(viii)	Certificate of Designation of Series F Preferred Stock of iParty Corp. (incorporated herein by reference to Registrant’s Current Report on Form 8-K, as filed with the SEC on September 15, 2000)
3.1(ix)
Certificate of Designation of Series G Junior Preferred Stock of iParty Corp. (incorporated herein by reference from Registrant’s Current Report on Form 8-K, as filed with the SEC on November 16, 2001)

3.2(i)	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.1(ii) to the Registrant’s Current Report on Form 8-K, as filed with the SEC on December 10, 2007).
4.1
Rights Agreement between iParty Corp. and Continental Stock Transfer & Trust, as Rights Agent (incorporated herein by reference to Registrant’s Current Report on Form 8-K, as filed with the SEC on November 16, 2001)

4.2
Amendment to Rights Agreement between iParty Corp. and Continental Stock Transfer & Trust, as Rights Agent, dated September 15, 2006 (incorporated herein by reference to Registrant’s Current Report on Form 8-K, as filed with the SEC on September 18, 2006)

*5.1	Opinion of Posternak Blankstein & Lund LLP
10.1	iParty Corp. 2009 Stock Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, as filed with the SEC on April 24, 2009)
*23.1	Consent of Ernst & Young LLP
*23.2	Consent of Posternak Blankstein & Lund LLP (included within Exhibit 5.1)
24.1	Power of Attorney (included with signature pages)

* Filed herewith.